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                                                                   EXHIBIT 10.86

                                JOHN A. GRISWOLD
                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between CNL HOSPITALITY PROPERTIES, INC., a Maryland corporation (hereinafter referred to as the "Company"), and JOHN A. GRISWOLD (hereinafter referred to as the "Executive") and is effective as of the Effective Date hereinbelow defined at
Section 7.19.

      WHEREAS, the Agreement and Plan of Merger (the "Agreement and Plan of Merger") dated April __, 2004, between the Company; CNL HOSPITALITY PROPERTIES ACQUISITION CORP., a Maryland corporation and wholly owned subsidiary of the Company; CNL HOSPITALITY CORP., a Florida corporation (the "Advisor"); and the principal stockholders of the Advisor contemplates that the Company enter into an employment agreement with the Executive;

      WHEREAS, the Company wishes to offer employment to the Executive, and the Executive wishes to accept such offer, on the terms set forth below;

      Accordingly, the parties hereto agree as follows:

      1. Term. The Company hereby employs the Executive, and the Executive hereby accepts such employment for an initial term commencing as of the Effective Date and ending on December 31, 2007, unless sooner terminated in accordance with the provisions of Section 4 or Section 5 (the period during which the Executive is employed hereunder being hereinafter referred to as the "Term"). The Term shall be subject to automatic one- (1-) year renewals unless either party hereto notifies the other, in accordance with Section 7.6, of non-renewal at least ninety (90) days prior to the end of any such Term.

      2. Duties. The Executive, in his capacity as President and Chief Operating Officer of the Company (the "Board") shall faithfully perform for the Company the duties of said office and shall perform such other duties of an executive, managerial or administrative nature as shall be specified and designated from time to time by the Board (including the performance of services for, and serving on the Board of Directors of, any subsidiary of the Company without any additional compensation). The Executive shall devote substantially all of the Executive's business time and effort to the performance of the Executive's duties hereunder, provided that in no event shall this sentence prohibit the Executive from performing personal and charitable activities and any other activities approved by the Board, so long as such activities do not interfere with the Executive's duties for the Company.

      3. Compensation.

            3.1 Salary. The Company shall pay the Executive during the Term a salary at the rate of $625,000 per annum (the "Annual Salary"), in accordance with the customary payroll practices of the Company applicable to senior executives generally. Annual Salary may be increased annually on January 1 of each year commencing in 2006 by an amount as may be

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approved by the Board or the Compensation Committee of the Board of Directors
(the "Compensation Committee"), with such increase to be effective on the date salary increases are effective for employees of the Company generally and, upon such increase, the increased amount shall thereafter be deemed to be the Annual Salary.

            3.2 Bonus. The Executive will be eligible to participate in the Company's annual bonus program (the "Bonus Plan"), the terms of which will be established by the Executive Compensation Committee of the Company; provided, however, at a minimum, Executive shall be eligible for such bonus compensation as is set forth on Attachment A attached hereto and made a part hereof by this reference.

            3.3 Benefits - In General. The Executive shall be permitted during the Term to participate in any group life, hospitalization or disability insurance plans, health programs, pension and profit sharing plans and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives (except as otherwise provided in this Section 3), in each case to the extent that the Executive is eligible under the terms of such plans or programs.

            3.4 Paid Time Off. The Executive shall be entitled to no fewer than twenty-five (25) days of paid time off per year.

            3.5 Automobile. The Company will provide the Executive a monthly allowance of $1,000 for the use of an automobile. At the option of the Company, in lieu of providing such allowance, the Company will provide the Executive with an automobile of suitable standard to the Executive's position.

            3.6 Disability Benefits and Life Insurance. To the extent the Company's group life and disability insurance plans do not provide this level of benefits, the Executive shall be entitled to additional benefits so that his long-term disability coverage provides benefits (to continue for such period as is provided in the applicable disability plan or program, as amended from time to time, and with waiting periods and pre-existing condition exceptions waived to the extent such coverage is available on commercially reasonable terms) equal seventy-five percent (75%) of his Annual Salary in the case of a covered disability and life insurance coverage provides benefits with a face amount equal to two (2) times his Annual Salary up to a maximum of One Million and No/00 Dollars ($1,000,000.00) of life insurance.

            3.7 Expenses. The Company shall pay or reimburse the Executive for all ordinary and reasonable out-of-pocket expenses actually incurred (and, in the case of reimbursement, paid) by the Executive during the Term in the performance of the Executive's services under this Agreement; provided that the Executive submits such expenses in accordance with the policies applicable to senior executives of the Company generally.

      4. Termination upon Death or Disability. If the Executive dies during the Term, the obligations of the Company to or with respect to the Executive shall terminate in their entirety except as otherwise provided under this Section 4 or under Section 5.2. If the Executive becomes eligible for disability benefits under the Company's long-term disability plans and arrangements (or, if none apply, would have been so eligible under the most recent plan or arrangement), the

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Company shall have the right, to the extent permitted by law, to terminate the employment of the Executive upon at least ninety (90) days written notice to the Executive; provided that the Company will have no right to terminate the Executive's employment if, in the opinion of a qualified physician reasonably acceptable to the Company, it is reasonably certain that the Executive will be able to resume the Executive's duties on a regular full-time basis within ninety
(90) days of the date the Executive receives notice of such termination. Upon death or other termination of employment by virtue of disability, (i) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan or in clause (ii) below) earned and accrued under this Agreement prior to the date of termination (and excluding reimbursement under this Agreement for expenses incurred prior to the date of termination);
(ii) the Executive (or the Executive's estate or beneficiaries in the case of the death of the Executive) shall be entitled to a cash payment equal to the Executive's Annual Salary (as in effect on the effective date of such termination) payable no later than thirty (30) days after such termination;
(iii) all of the Executive's outstanding and unvested Founder's Stock (as defined in Attachment A), and all of the Executive's unvested options to acquire shares of Company stock shall immediately vest and such options shall remain exercisable by Executive, or, in the case of death, by the beneficiaries of Executive's estate, for one (1) year following such termination (or, if shorter, the balance of the regular term of the options); (iv) Executive's outstanding and unvested Incentive Stock (as defined in Attachment A) that would vest in the calendar year of such termination shall, subject to the approval of the Compensation Committee, become vested; and (v) this Agreement shall otherwise terminate upon such death or other termination of employment and there shall be no further rights with respect to the Executive hereunder (except as provided in Section 7.15). The payments to be made above shall be in addition to, rather than in lieu of, the entitlement of Executive or his estate to any other insurance or benefit proceeds as a result of his death or disability.

      5. Certain Terminations of Employment.

            5.1 Termination for Cause; Termination of Employment by the Executive Without Good Reason.

                  (a) For purposes of this Agreement, "Cause" shall mean:

                        (i) the Executive's (A) conviction for (or pleading nolo
            contendere to) any felony, or a misdemeanor involving moral turpitude, or (B) indictment for any felony or misdemeanor involving moral turpitude, if such indictment is not discharged or otherwise resolved within eighteen (18) months;

                        (ii) the Executive's commission of an act of fraud,
            theft or dishonesty related to the performance of the Executive's duties hereunder;

                        (iii) the willful and continuing failure or habitual
            neglect by the Executive to perform the Executive's duties hereunder;

                        (iv) any material violation by the Executive of the
            covenants

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            contained in Section 6; or

                        (v) the Executive's willful and continuing material
            breach of this Agreement.

Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Cause under clause (iii) or (v) above, the Executive shall have thirty (30) days from his receipt of such notice of such event or condition to cure such event or condition and, if the Executive does so, such event or condition shall not constitute Cause hereunder.

                  (b) For purposes of this Agreement, "Good Reason" shall mean, unless otherwise consented to by the Executive:

                        (i) the material reduction of the Executive's authority,
            duties and responsibilities, or the assignment to the Executive of duties materially inconsistent with the Executive's position or positions with the Company and its subsidiaries;

                        (ii) a reduction in Annual Salary of the Executive
            except in connection with a reduction in compensation generally applicable to senior management employees of the Company;

                        (iii) the failure by the Company to obtain an agreement
            in form and substance reasonably satisfactory to the Executive from any successor to the business of the Company to assume and agree to perform this Agreement; or

                        (iv) the Company's material and willful breach of this
            Agreement.

                        (v) a requirement by the Company that Executive's work
            location be moved more than fifty (50) miles of the Company's principal place of business in Orlando, Florida.

                        (vi) the occurrence of a "change of control" of the
            Company. For purposes of this Section, "change of control" shall mean the sale to an independent third party or group of independent third parties of (i) more than fifty percent (50%) of the issued and outstanding equity securities of the Company and the voting power under normal circumstances to elect a majority of the Company's Board of Directors (whether by merger, consolidation, sale or transfer of the Company's equity securities); or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

For purposes of this Agreement, a good faith determination of "Good Reason" made by the Executive shall be conclusive. Notwithstanding the foregoing, if there exists (without regard to this sentence) an event or condition that constitutes Good Reason under clause (i), (ii) or (iv) above, the Company shall have thirty
(30) days from the date on which the Executive gives the notice thereof to cure such event or condition and, if the Company does so, such event or condition shall not constitute Good Reason hereunder.

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                  (c) The Company may terminate the Executive's employment
hereunder for Cause. If the Company terminates the Executive for Cause, (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and Executive shall be entitled to reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.15)

                  (d) The Executive may terminate his employment without Good Reason. If the Executive terminates the Executive's employment with the Company without Good Reason: (i) the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan) earned and accrued under this Agreement prior to the effective date of the termination of employment (and Executive shall be entitled to reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); and (ii) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.15).

            5.2 Termination Without Cause; Termination for Good Reason; Non-renewal of Employment Agreement. The Company may terminate the Executive's employment at any time for any reason or no reason and the Executive may terminate the Executive's employment with the Company for Good Reason. If the Company or the Executive terminates the Executive's employment and such termination is not described in Section 4 or Section 5.1 or if the Company, for any reason, does not renew this Agreement at the expiration of its Term and Executive's employment terminates, (i) other than as set forth in this Section 5.2, the Executive shall have no right to receive any compensation or benefit hereunder on and after the effective date of the termination of employment other than Annual Salary and other benefits (but excluding any bonuses except as provided in the Bonus Plan and clause (ii) below) earned and accrued under this Agreement prior to the effective date of the termination of employment (and Executive shall be entitled to reimbursement under this Agreement for expenses incurred prior to the effective date of the termination of employment); (ii) the Executive shall receive (A) cash payments equal to two (2) times the sum of (w) the Executive's Annual Salary (as in effect on the effective date of such termination) plus (x) the average of the Executive's Annual Bonus actually earned for the two of the last three full fiscal years that would result in the highest average ("Average Annual Bonus"), payable in equal installments over the period that corresponds to the period during which the covenants provided in
Section 6.1(a) hereof are to be applicable in accordance with the Company's usual and customary payroll practices, commencing on the first payday following Executive's termination, provided, however, that in the event the termination of employment is in connection with the Company not renewing this Agreement, such payments shall equal the sum of (y) the Executive's Annual Salary (as in effect on the effective date of such termination) plus (z) the Executive's Average Annual Bonus, payable in equal installments over a twelve (12) month period in accordance with the Company's usual and customary payroll practices, commencing on the first payday following Executive's termination provided, further, that if the covenants

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provided in Section 6.1(a) are not applicable, in a single lump sum within five
(5) days of termination of employment; and (B) for a period of one (1) year after termination of employment such continuing health benefits (including any medical, vision or dental benefits), under the Company's health plans and programs applicable to senior executives of the Company generally as the Executive would have received under this Agreement (and at such costs to the Executive) as would have applied in the absence of such termination or expiration (but not taking into account any post-termination increases in Annual Salary that may otherwise have occurred without regard to such termination and that may have favorably affected such benefits) it being expressly understood and agreed that nothing in this clause (ii) (B) shall restrict the ability of the Company to amend or terminate such plans and programs from time to time in its sole discretion; provided, however, that the Company shall in no event be required to provide such coverage after such time as the Executive becomes entitled to receive health benefits from another employer or recipient of the Executive's services (and provided, further, that such entitlement shall be determined without regard to any individual waivers or other arrangements);
(iii) all of the Executive's outstanding and unvested Founder's Stock (as defined in Attachment A), and unvested options to acquire shares of Company stock shall immediately vest and such options shall remain exercisable by Executive, or, in the case of death, by the beneficiaries of Executive's estate, for one (1) year following such termination (or, if shorter, the balance of the regular term of the options); (iv) Executive's outstanding and unvested Incentive Stock (as defined in Attachment A) that would vest in the calendar year of such termination shall, subject to the approval of the Compensation Committee, become vested; and (v) this Agreement shall otherwise terminate upon such termination of employment and the Executive shall have no further rights hereunder (except as provided in Section 7.15).

      6. Covenants of the Executive.

            6.1 Covenant Against Competition; Other Covenants. The Executive acknowledges that (i) the principal business of the Company is the acquisition, development and ownership of interests in hotel and resort properties including full service hotels and resorts, limited service hotels, extended stay hotels and upper upscale and luxury resorts (such business, and any and all other businesses that after the date hereof, and from time to time during the Term, become material with respect to the Company's then-overall business, herein being collectively referred to as the "Business"); (ii) the Company knows of a limited number of persons who have developed the Company's Business; (iii) the Company's Business is, in part, national in scope; (iii) the Executive's work for the Company and its subsidiaries (and the predecessors of either) has given and will continue to give the Executive access to the confidential affairs and proprietary information of the Company and to "trade secrets", as defined in
Section 688.002(4) of the Florida Statutes, the Company and its subsidiaries;
(v) the covenants and agreements of the Executive contained in this Section 6 are essential to the business and goodwill of the Company; and (vi) the Company would not have entered into this Agreement but for the covenants and agreements set forth in this Section 6. In light of the foregoing, during the Term and (i) in the case of a termination by the Company for Cause, a termination by the Company without Cause, a termination by the Executive without Good Reason or a termination of Executive's employment after non-renewal of this Agreement, for a period of one (1) year, (ii) in the case of a termination by the Executive with Good Reason as defined in Section 5.1(b)(vi) hereof, for a period of two (2) years and (iii) as to Section 6.1(b) and (d), at any time during and after the Executive's employment with the Company and its subsidiaries (and the predecessors of either),

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            (a) The Executive shall not, directly or indirectly, own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, director or in any other individual or representative capacity, engage or participate in any business with assets in excess of $500 million that is in competition in any manner whatsoever with the Business of the Company in any state or country or other jurisdiction in which the Company conducts its Business; provided, however, that, notwithstanding the foregoing, (i) the Executive may own or participate in the ownership of any entity which he owned or managed or participated in the ownership or management of prior to the Effective Date hereof which ownership, management or participation has been disclosed to the Company; and (ii) the Executive may invest in securities of any entity, solely for investment purposes and without participating in the business thereof, if (A) such securities are traded on any national securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (B) the Executive is not a controlling person of, or a member of a group which controls, such entity and (C) the Executive does not, directly or indirectly, own one percent (1%) or more of any class of securities of such entity.

                  (b) The Executive shall keep secret and retain in strictest confidence, and shall not use for his benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the Company's Business and the business of any of its affiliates and to the Company and any of its affiliates, learned by the Executive heretofore or hereafter directly or indirectly from the Company or any of its subsidiaries (or any predecessor of either) (the "Confidential Company Information"), including, without limitation, information with respect to the Business and any aspect thereof, profit or loss figures, and the Company's or its affiliates, (or any of their predecessors) properties, and shall not disclose such Confidential Company information to anyone outside of the Company except with the Company's express written consent and except for Confidential Company Information which (i) at the time of receipt or thereafter becomes publicly known through no wrongful act of the Executive; (ii) is clearly obtainable in the public domain; (iii) was not acquired by the Executive in connection with the Executive's employment or affiliation with the Company; (iv) was not acquired by the Executive from the Company or its representatives or from a third-party who has an agreement with the Company not to disclose such information; or (v) is required to be disclosed by rule of law or by order of a court or governmental body or agency.

                  (c) The Executive shall not, without the Company's prior written consent, directly or indirectly, (i) knowingly solicit or encourage to leave the employment or other service of the Company or any of its affiliates, any employee thereof or hire (on behalf of the Executive or any other person or entity) any employee who has left the employment or other service of the Company or any of its affiliates (or any predecessor of either) within one (1) year of the termination of such employee's or independent contractor's employment or other service with the Company and its affiliates; or (ii) whether for the Executive's own account or for the account of any other person, firm, corporation or other business organization, intentionally interfere with the Company's or any of its affiliates, relationship with, or endeavor to entice away from the Company or any of its affiliates, any person who during the Executive's employment with the Company and its affiliates (or the predecessors of either) is or was a customer or client of the Company or any of its affiliates (or any predecessor of either).

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                  (d) All memoranda, notes, lists, records, property and any other tangible product and documents (and all copies thereof) made, produced or compiled by the Executive or made available to the Executive concerning the Business of the Company and its affiliates shall be the Company's property and shall be delivered to the Company at any time on request.

            6.2 Rights and Remedies upon Breach. The Executive acknowledges and agrees that any breach by him of any of the provisions of Section 6.1 (the "Restrictive Covenants") would result in irreparable injury and damage for which money damages would not provide an adequate remedy. Therefore, if the Executive breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company and its affiliates shall have the right and remedy to have the Restrictive Covenants specifically enforced (without posting bond and without the need to prove damages) by any court having equity jurisdiction, including, without limitation, the right to an entry against the Executive of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants. This right and remedy shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its affiliates under law or in equity (including, without limitation, the recovery of damages). The existence of any claim or cause of action by the Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of the Restrictive Covenants. The Company has the right to cease making the payments provided in Section 5.2 in the event of a material breach of any of the Restrictive Covenants.

      7. Other Provisions.

            7.1 Severability. The Executive acknowledges and agrees that (i) the Executive has had an opportunity to seek advice of counsel in connection with this Agreement; and (ii) the Restrictive Covenants are reasonable in geographical and temporal scope and in all other respects. If it is determined that any of the provisions of this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the provisions of this Agreement shall not thereby be affected and shall be given full affect, without regard to the invalid portions.

            7.2 Duration and Scope of Covenants. If any court or other decision maker of competent jurisdiction determines that any of the Executive's covenants contained in this Agreement, including, without limitation, any of the Restrictive Covenants, or any part thereof, are unenforceable because of the duration or geographical scope of such provision, then, after such determination has become final and unappealable, the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

            7.3 Enforceability of Restrictive Covenants; Jurisdictions. The Company and the Executive intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of breadth of scope or otherwise it is the intention of the Company and the Executive that such determination not bar or in any way affect the Company's right, or the right of

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any of its affiliates, to the relief provided above in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenants, as to breaches of such Restrictive Covenants in such other respective jurisdictions, such Restrictive Covenants as they relate to each jurisdiction's being, for this purpose, severable, diverse and independent covenants, subject, where appropriate, to the doctrine of res judicata.

            7.4 Arbitration. Except with regard to Section 6, all disputes between the parties or any claims concerning the performance, breach, construction or interpretation of this Agreement, or in any manner arising out of this Agreement, shall be submitted to binding arbitration in accordance with the Commercial Arbitration Rules, as amended from time to time, of the American Arbitration Association (the "AAA"), which arbitration shall be carried out in the manner set forth below:

            (a) Within fifteen (15) days after written notice by one party to the other party of its demand for arbitration, which demand shall set forth the name and address of its designated arbitrator, the other party shall appoint its designated arbitrator and so notify the demanding party. Within fifteen
                  (15) days thereafter, the two arbitrators so appointed shall appoint the third arbitrator. If the two appointed arbitrators cannot agree on the third arbitrator, then the AAA shall appoint an independent arbitrator as the third arbitrator. The dispute shall be heard by the arbitrators within ninety (90) days after appointment of the third arbitrator. The decision of any two (2) or all three (3) of the arbitrators shall be binding upon the parties without any right of appeal. The decision of the arbitrators shall be final and binding upon the Company, its successors and assigns, and upon Executive, his heirs, personal representatives, and legal representatives.

            (b) The arbitration proceedings shall take place in Orlando, Florida, and the judgment and determination of such proceedings shall be binding on all parties. Judgment upon any award rendered by the arbitrators may be entered into any court having competent jurisdiction without any right of appeal.

            (c) Each party shall pay its or his own expenses of arbitration, and the expenses of the arbitrators and the arbitration proceeding shall be shared equally. However, if in the opinion of a majority of the arbitrators, any claim or defense was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (other than attorneys' fees which are covered in Section 7.5 below) and of the arbitrators and the arbitration proceeding.

            7.5 Attorneys' Fees. In the event of any legal proceeding (including an arbitration proceeding) relating to this Agreement or any term or provision thereof, the losing party shall be responsible to pay or reimburse the prevailing party for all reasonable attorneys' fees incurred by the prevailing party in connection with such proceeding.

            7.6 Notices. Any notice or other communication required or permitted

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hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails as follows:

                          (i)  If to the Company, to:

                               CNL Hospitality Properties, Inc.
                               CNL Center at City Commons
                               450 South Orange Avenue
                               Orlando, Florida  32801
                               Attention: James M. Seneff, Jr.
                               Facsimile: (407) 650-1011

                               with a copy in either case to:

                               Greenberg Traurig, LLP
                               The MetLife Building

                               200 Park Avenue
                               New York, NY 10166
                               Attention: Judith D. Fryer, Esq.
                               Facsimile: (212) 805-9330

                          (ii) If to the Executive, to:

                               John A. Griswold
                               5186 Vardon Drive
                               Windermere, Florida 34786

                               with a copy in either case to:

                               Baker & Hostetler LLP
                               SunTrust Center
                               200 South Orange Avenue, Suite 2300
                               Orlando, Florida 32802
                               Attention: G. Thomas Ball, Esq.
                               Facsimile: (407) 841-0168

Any such person may by notice given in accordance with this Section to the other parties hereto designate another address or person for receipt by such person of notices hereunder.

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            7.7 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with the Company or its subsidiaries (or any predecessor of either).

            7.8 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege.

            7.9 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

            7.10 Assignment. This Agreement, and the Executive's rights and obligations hereunder, may not be assigned by the Executive; any purported assignment by the Executive in violation hereof shall be null and void. In the event of any sale, transfer or other disposition of all or substantially all of the Company's assets or business, whether by merger, consolidation or otherwise, the Company may assign this Agreement and its rights hereunder.

            7.11 Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of withholding required by law. No other taxes, fees, impositions, duties or other charges or offsets of any kind shall be deducted or withheld from amounts payable hereunder, unless otherwise required by law.

            7.12 No Duty to Mitigate. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor will any payments hereunder be subject to offset in the event the Executive does mitigate.

            7.13 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

            7.14 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of two copies hereof each signed by one of the parties hereto.

            7.15 Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 5, 6 , 7.3, 7.4, 7.5, 7.11, and 7.12 and the other provisions of this Section 7 (to the extent necessary to effectuate the survival of Sections 5, 6 , 7.3, 7.4, 7.11, and 7.12) shall survive the termination of this Agreement and any termination of the Executive's employment hereunder.

            7.16 Existing Agreements. Executive represents to the Company that the

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Executive is not subject or a party to any employment or consulting agreement, non-competition covenant or other agreement, covenant or understanding which might prohibit the Executive from executing this Agreement or limit the Executive's ability to fulfill the Executive's responsibilities hereunder.

            7.17 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

            7.18 Parachute Provisions. If any amount payable to or other benefit receivable by the Executive pursuant to this Agreement is deemed to constitute a Parachute Payment (as defined below), alone or when added to any other amount payable or paid to or other benefit receivable or received by the Executive which is deemed to constitute a Parachute Payment (whether or not under an existing plan, arrangement or other agreement), and would result in the imposition on the Executive of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, then, in addition to any other benefits to which the Executive is entitled under this Agreement, the Executive shall be paid by the Company an amount in cash equal to the sum of the excise taxes payable by the Executive by reason of receiving Parachute Payments plus the amount necessary to put the Executive in the same after-tax position (taking into account any and all applicable federal, state and local excise, income or other taxes at the highest applicable rates on such Parachute Payments and on any payments under this Section 7.18) as if no excise taxes had been imposed with respect to Parachute Payments. The amount of any payment under this Section
7.18 shall be computed by a certified public accounting firm mutually and reasonably acceptable to the Executive and the Company, the computation expenses of which shall be paid by the Company. "Parachute Payment" shall mean any payment deemed to constitute a "parachute payment" as defined in Section 280G of the Internal Revenue Code of 1986, as amended.

            7.19 Effective Date. The Effective Date of this Agreement is the effective date of the merger between the Company and the Advisor contemplated in the Agreement and Plan of Merger as determined by applicable law.

      IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year set forth below.

                                    CNL HOSPITALITY PROPERTIES, INC.:

                                    By: /s/ Thomas J. Hutchison, III

                                    Name: Thomas J. Hutchison, III

                                    Title: CEO CNL Hospitality Properties, Inc.

                                    Date: 04/30/04

                                    EXECUTIVE:

                                    /s/ John A. Griswold

                                    Date: April 29, 2004

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

                                JOHN A. GRISWOLD
                              EMPLOYMENT AGREEMENT

                                 ATTACHMENT "A"
                                  (As Amended)

      A. BONUS COMPENSATION

      1. Annual Bonus Compensation. Executive shall be eligible to participate the Bonus Plan during the term of this Agreement. Executive's bonus will be subject to Executive's achievement of performance criteria established annually by the Compensation Committee:

            1.1. For Threshold level, Executive shall receive 50% of his Annual Salary as bonus compensation.

            1.2. For Target level, Executive shall receive 100% of his Annual Salary as bonus compensation.

            1.3. For Maximum level, Executive shall receive 150% of his Annual Salary as bonus compensation.

Any bonus compensation in excess of 125% of Executive's Annual Salary will be paid in shares of the Company's common stock. Executive's performance criteria shall be established annually by the Compensation Committee. For each year, Executive's bonus, if any, will be paid to Executive in a lump sum on or before ninety (90) days after the end of such fiscal year.

      2. Withholding. All amounts payable to Executive hereunder shall be subject to all required federal or state income tax withholding by Company.

B. OTHER BENEFITS AND PAYMENTS

      1. Travel. Executive shall be entitled to use any private airplane owned or leased by the Company when traveling on Company business. If for any reason such private airplane is not available for such travel, Executive shall use travel arrangements that are in accordance with the Company's policy on travel by senior management. Executive shall be entitled to personal use of any such airplane on a plane and space availability basis (personal use to be additional compensation to Executive).

      2. Use of Hotel Properties. Executive shall be entitled to use the Company's hotel and resort properties for business and personal purposes in accordance with the policies approved by the Board relating to the use of hotel and resort properties by senior management and members of the Board.

      3. Incentive Stock. Subject to the approval of the 2004 Omnibus Long-Term Plan at the Company's 2004 annual meeting of stockholders, as an incentive bonus, shares of the Company's common stock ("Incentive Stock") shall be granted to the Executive in accordance

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

with the following:

            3.1. Incentive Stock shall be granted to the Executive in reward for the Executive's service and achievement of certain performance criteria, which performance criteria shall be established and determined by the Compensation Committee.

            3.2. A total of 700,000 shares of Incentive Stock shall be granted in the form of deferred stock. Two and nine-tenths percent (2.9 %) of the shares of Incentive Stock shall be granted and released to the Executive if he is continuously employed by the Company from the Effective Date through December 31, 2004, five and seven-tenths percent (5.7%) of the shares of Incentive Stock shall be granted and released to the Executive if he is continuously employed by the Company from the Effective Date through December 31, 2005, five and seven-tenths percent (5.7%) of the shares of Incentive Stock shall be granted and released to the Executive if he is continuously employed by the Company from the Effective Date through December 31, 2006, and five and seven-tenths percent (5.7%) of the shares of Incentive Stock shall be granted and released to the Executive if he is continuously employed by the Company from the Effective Date through December 31, 2007. The remaining shares of Incentive Stock shall be granted and released based on the achievement of performance criteria over semi-annual, annual and cumulative performance periods ending December 31, 2007, as determined by the Compensation Committee.

      4. Founder's Stock. Subject to the approval of the 2004 Omnibus Long-Term Plan at the Company's 2004 annual meeting of stockholders, an allocation of 175,000 shares of the Company's common stock in the initial public offering of the Company (the "Founder's Stock") shall be granted to the Executive no later than the closing of the initial public offering of Company stock and the right to dispose of such stock shall vest in three (3) equal installments on each of the first three anniversaries of the Effective Date (or earlier as provided in the Agreement) if Executive has been continuously employed by the Company from the Effective Date to such anniversary provided that all other rights with respect to such stock (including the right to vote and the right to receive dividends) shall vest immediately (subject to forfeiture if the unvested shares are forfeited on termination of employment, except as otherwise provided in the Agreement.)

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

      IN WITNESS OF THE PARTIES AGREEMENT TO THIS ATTACHEMENT "A" (AS AMENDED), the parties hereto have signed their names as of the day and year set forth below.

                                        CNL HOSPITALITY PROPERTIES, INC.:

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Date: __________________________________

                                        EXECUTIVE:

                                        ________________________________________

                                        Date: __________________________________

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